EXHIBIT 10.1

AGREEMENT AND ASSIGNMENT

THIS AGREEMENT AND ASSIGNMENT (the “Agreement”) is made and entered into as March 15, 2012, by and between Omnitek Engineering Corp.  (“Seller”) and Tuva Co., LLC (the “Buyer”).

W I T N E S S E T H:

Whereas, the Seller is the owner of 80,000 shares of the common stock (the “Shares”) of Performance Stores, Inc. (the “Company”)

Whereas, between February 2003 and July 2004 the Seller loan an aggregate of $125,600 to the Company (the “Loan”) of which $25,600 was repaid in March 2005, and since that date no further amounts have been repaid and the Seller has since written-off the balance of said loan.

Whereas, the Seller desires to sell and the Buyer desires to purchase the Shares and the Loan upon the terms and provisions more specifically set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Sale and Transfer of the Shares.  At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Sellers shall sell, convey and deliver to the Buyer and the Buyer hereby purchases and accepts from the Seller, the Shares.

2.             Purchase and Sale of Loan.  At the Closing, and subject to the terms and conditions herein set forth, the Seller shall sell, convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Loan.

3.             Purchase Price. The purchase price of the Shares and the Loan shall be an aggregate amount of five thousand dollars ($5,000) payable by to Seller by Buyer at Closing.

4.             Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before March 15, 2012, unless extended by mutual consent of the parties hereto.

5.             Deliveries.

(a)           Seller’s Deliveries.  At the Closing, the Seller shall deliver to Buyer the following:

(i)           the original certificate representing the Shares along with a duly executed Stock Assignment separate from the certificate in form satisfactory to the Buyer; and

(ii)          the duly executed the Assignment of the Loan in form satisfactory to the Buyer.

(b)           Buyer’s Deliveries.  At the Closing, the Buyer shall deliver to the Seller, the following:

(i)           the purchase price by check payable to the Seller.

6.             Representation and Warranties of the Seller. The Sellers represent and warrant that:

(a)            The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

(b)            The Loan is being sold and assigned without recourse against Seller and without any representations or warranties of Seller, except as set forth herein.

(c)            The Seller is vested with a full and absolute title to said Loan and has the authority to assign and transfer the same.

(d)            The unpaid principal amount of the Loan has been advanced to, or on behalf of, the Company, the Company received consideration for the Loan.

(e)             The Company is in default under the Loan for failure to make any payments when due, and as of the date hereof there is currently due and owing unpaid principal of 100,000; and accrued interest thereon.

(f)             The Loan is free of usury, no settlement, payment or compromise has been made with respect to the Loan and no special promise or consideration has been made to the Borrower.

(g)            The Seller has good and marketable title to the Shares free and clear of all liens and encumbrances.

(h)           The Seller hereby represent and warrant to the Buyer that the Shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act and may not be sold, pledged, or otherwise disposed of by the Buyer without restriction under the Securities Act and applicable state securities laws, except to the extent any Buyer is an affiliate within the meaning of the Securities Act.

(i)             Seller hereby represents and warrants to the Buyer that certificate representing the Shares will be duly endorsed upon their transfer to the Buyers.

7.             Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a)            The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.  This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which any Buyer is a party or by which any Buyer may be bound or affected.

(b)            The Buyer’s purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

(c)            Buyer acknowledges that the Loan is being sold and assigned without recourse against Seller and without any representations or warranties of Seller, except as set forth herein.

(d)            The Buyer is fully aware that no payments have been made under the Loan and that the Loan maybe uncollectible.

8.             Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.  This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

9.             Fees and Costs. The Seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

10.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

11.           Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

12.           Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

13.           Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in the State of Nevada.  The parties hereby consent to personal jurisdiction and venue in Nevada.

14.           Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

15.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.           Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

17.           Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER

OMNITEK ENGINEERING CORP.

/s/ Werner Funk
By: Werner Funk
Its: President

BUYER

TUVA CO., LLC

/s/ George G. Chachas
By: George G. Chachas
Its: Manager